Exhibit 10.2
FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
FIRST AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT by and between tw telecom holdings inc. (the “Company”) and Tina Davis (the “Employee”), dated as of May 5, 2014 (this “Amendment”).
WHEREAS, the Company and the Employee previously entered into the Amended and Restated Employment Agreement (the “Agreement”), dated as of June 18, 2013 (the “Effective Date”) in connection with Employee’s promotion to the position of Senior Vice President and General Counsel;
WHEREAS, in order to correct the initial term to reflect the original intent of the parties, the Company and the Employee wish to amend Section 1 of the Agreement to change the initial term from three-years from the Effective Date to two-years from the Effective Date; and
WHEREAS, the Company is desirous of continuing to employ the Employee and to correct the initial term of the Agreement, and the Employee is desirous of being employed by the Company under the amended terms of the Agreement, and for good and valuable consideration.
NOW, THEREFORE, for good and valuable consideration, the parties hereby agree as follows:
1.    Capitalized Terms. All capitalized undefined terms used herein shall have the meanings assigned thereto in the Agreement.
2.    Amendment. Section 1 of the Agreement is hereby amended and restated in its entirety as follows:
“1. Term.
(a)    Employment Period. The Company hereby agrees to continue to employ the Employee, and the Employee hereby agrees to continue to serve the Company, subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the two-year anniversary thereof (the “Employment Period”); provided that, on such two-year anniversary of the Effective Date and each two-year anniversary of such date thereafter (such date and each annual anniversary thereof, the “Renewal Date”), unless previously terminated in accordance with the provisions of Section 3 hereof, the Employment Period shall be automatically extended so as to terminate two years from such Renewal Date, unless, at least sixty (60) days prior to the Renewal Date, the Company shall give notice to the Employee that the Employment Period shall not be so extended.”

3.    Effectiveness. This Amendment shall be effective as of the date first written above.
4.    Limited Effect. Except as expressly provided herein, the Agreement shall remain unmodified and in full force and effect.
5.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
6.    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Employment Agreement to be executed as of the day and year first written above.

TINA DAVIS

/s/ Tina Davis

tw telecom holdings inc.

By: /s/ Larissa Herda
Name: Larissa Herda
Title: Chairman & Chief Executive Officer